                                   EXHIBIT 99

For Further Information:

Investor Contact:    Deborah Abraham

                     (203) 459-6674

Media Contact:       Maria Gordon-Shydlo

                     (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.

                      ANNOUNCES FIRST QUARTER 2001 RESULTS

                    EPS OF $0.65; 91% OVER PRIOR YEAR PERIOD

      TRUMBULL, CONNECTICUT, APRIL 26, 2001 Oxford Health Plans, Inc. (NYSE:
OHP) announced today net income of $67.6 million, $0.65 per diluted common share, for the quarter ended March 31, 2001, compared to net income of $28.8 million, $0.34 per diluted common share, for the same period last year. "Our results further our belief in Oxford's standing as the premier health plan in the tri-state area and a leader in the health care industry," said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C. Payson, M.D.

      Revenue for the quarter was $1.08 billion, compared to $1.02 billion in the first quarter last year. Oxford's fully insured commercial membership increased by approximately 24 thousand members during the quarter to 1.36 million. Medicare membership declined 5 thousand members to 87 thousand as a result of the Company's January 1 withdrawal from Medicare in several New Jersey counties. The medical loss ratio ("MLR") for the quarter was 79.5% compared to 81.7% in the prior year quarter. The administrative loss ratio was 11.2% for the quarter compared to 12.1% for the first quarter of last year.

      "The Company's enrollment growth demonstrates the increasing popularity of our health plans and our improved competitive position. The medical and administrative loss ratios benefited from our continued focus on keeping cost increases below core trends for the industry which we believe bodes well for our growth prospects," said Dr. Payson.

      The Company reported positive cash flow from operations of $197.4 million for the quarter, compared to $109.3 million for the prior year period. As of March 31, 2001, the Company had approximately $1.27 billion in current cash and marketable securities, including over $94 million at the Parent Company. During the quarter, the Parent Company received $18.5 million in dividends from its New Jersey and Connecticut health plans based on fourth quarter 2000 results. On April 20, New York State regulatory authorities authorized a dividend of $130 million by Oxford's New York health plan to the Parent Company, which was fully paid by April 23. "With the New York dividend payment, the Parent Company's current available cash balances increased to approximately $224 million. The combination of Parent Company cash and projected operating cash flows for the remainder of 2001 will allow Oxford to continue to invest in membership growth initiatives and customer service infrastructure enhancements and retire a substantial amount of bank debt," said Kurt B. Thompson, Oxford's Chief Financial Officer. "The MLR for the first quarter of 2001, as well as the first quarter of 2000, each benefited from approximately $8 million in favorable development of prior period estimates of medical costs. In spite of the favorable development in the current quarter and the run-off of Medicare claims reserves for the New Jersey counties we exited on January 1, the Company's reserves for incurred but not reported or paid medical claims increased $25 million over levels at December 31, 2000, consistent with our healthcare cost and enrollment trends," Thompson added.

      Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and


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
brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning the Company's future results of operations, cash flows, liquidity, capital structure and financial position, the Company's competitive position and growth prospects and its ability to invest in membership growth initiatives and customer service infrastructure enhancements and retire bank debt, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), the recent class actions in Connecticut and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


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
                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000
             (In thousands, except per share, per member per month
                        and membership highlights data)

                                                                   Three Months Ended
                                                                        March 31,
                                                               2001                 2000
                                                            ----------           ----------
Revenues:
  Premiums earned                                           $1,055,288           $1,000,871
  Third-party administration, net                                3,076                3,524
  Investment and other income, net                              20,113               17,986
-------------------------------------------------------------------------------------------
     Total revenues                                          1,078,477            1,022,381
-------------------------------------------------------------------------------------------

Expenses:
  Health care services                                         839,164              817,365
  Marketing, general and administrative                        118,531              121,769
  Interest and other financing charges                           6,059               11,462
-------------------------------------------------------------------------------------------
     Total expenses                                            963,754              950,596
-------------------------------------------------------------------------------------------

Income before income taxes                                     114,723               71,785
Income tax expense                                              47,151               30,150
-------------------------------------------------------------------------------------------
Net income before preferred stock dividends and amortization    67,572               41,635
Preferred stock dividends and amortization                          --              (12,835)
-------------------------------------------------------------------------------------------
Net income                                                  $   67,572           $   28,800
============================================================================================

Earnings per common and common equivalent share:
Earnings per common share - basic                           $     0.69           $     0.35
Earnings per common share - diluted                         $     0.65           $     0.34

Weighted-average common shares outstanding-basic                98,354               82,049
Effect of dilutive securities:
  Stock options                                                  4,890                2,733
  Warrants                                                          --                   --
-------------------------------------------------------------------------------------------
Weighted-average common shares outstanding-diluted             103,244               84,782
===========================================================================================

SELECTED INFORMATION:
  Medical loss ratio                                              79.5%                81.7%
  Administrative loss ratio                                       11.2%                12.1%
  Earnings before income taxes, financing charges,
    depreciation and amortization ("EBITDA")                $   124,567          $   93,164
  PMPM premium revenue                                      $    243.35          $   223.19
  PMPM medical expense                                      $    193.51          $   182.27
  Fully insured member months                                   4,336.5             4,484.5



                                                        As of March 31,    As of Dec. 31,
                                                    ---------------------  --------------
MEMBERSHIP HIGHLIGHTS                                   2001         2000        2000
-----------------------------------------------------------------------------------------
Freedom and Liberty Plans                            1,138,500     1,143,300    1,115,400
HMO                                                    222,200       225,500      221,600
-----------------------------------------------------------------------------------------
Total Fully Insured Commercial                       1,360,700     1,368,800    1,337,000
Medicare                                                87,000        89,900       92,000
Third-party Administration                              56,400        61,300       62,400
-----------------------------------------------------------------------------------------
Total Membership                                     1,504,100     1,520,000    1,491,400
=========================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2001 AND DECEMBER 31, 2000
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS

                                                                      MARCH 31,           DECEMBER 31,
                                                                        2001                  2000
                                                                    -----------           -----------
Current assets:
  Cash and cash equivalents                                         $  331,065            $  198,632
  Investments-available-for-sale, at market value                      939,815               868,380
  Premiums receivable, net                                              57,989                56,694
  Other receivables                                                     31,172                80,994
  Prepaid expenses and other current assets                              5,133                 4,761
  Deferred income taxes                                                 39,363                46,102
                                                                    -----------           -----------
     Total current assets                                            1,404,537             1,255,563

Property and equipment, net                                             29,004                19,779
Deferred income taxes                                                   59,455               102,133
Restricted cash and investments                                         56,869                57,194
Other noncurrent assets                                                 10,872                 9,941
                                                                    -----------           -----------
     Total assets                                                   $1,560,737            $1,444,610
                                                                    ===========           ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Medical costs payable                                             $  616,689            $  612,930
  Current portion of long term debt                                    169,531               147,000
  Trade accounts payable and accrued expenses                          111,226               103,459
  Unearned premiums                                                    117,872                88,299
  Current portion of capital lease obligations                           3,797                 5,700
                                                                    -----------           -----------
     Total current liabilities                                       1,019,115               957,388

Long-term debt                                                              --                28,000

Shareholders' equity:
  Preferred stock, $.01 par value, authorized 2,000,000 shares              --                    --
  Common stock, $.01 par value, authorized 400,000,000 shares;
    issued and outstanding 98,612,112 shares in 2001
    and 98,304,384 shares in 2000                                          986                   983

  Additional paid-in capital                                            569,181               561,857
  Accumulated deficit                                                  (39,684)             (107,256)
  Accumulated other comprehensive income                                11,139                 3,638
                                                                    -----------           -----------
     Total shareholders' equity                                        541,622               459,222
                                                                    -----------           -----------
     Total liabilities and shareholders' equity                     $1,560,737            $1,444,610
                                                                    ===========           ===========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                                  2001               2000
                                                                               ---------          ---------
Cash flows from operating activities:
   Net income                                                                  $  67,572          $  41,635
   Adjustments to reconcile net earnings to net cash
      provided (used) by operating activities:
         Depreciation and amortization                                             3,785             10,406
         Deferred income taxes                                                    46,590             30,150
         Realized (gain) loss on sale of investments                              (1,818)               614
         Changes in assets and liabilities:
            Premiums receivable                                                   (1,295)               963
            Other receivables                                                     49,822              1,107
            Prepaid expenses and other current assets                               (372)            (2,035)
            Medical costs payable                                                  3,759             17,365
            Trade accounts payable and accrued expenses                              212              3,774
            Unearned premiums                                                     29,573              8,628
            Other, net                                                              (450)            (3,354)
-----------------------------------------------------------------------------------------------------------
               Net cash provided by operating activities                         197,378            109,253
-----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Capital expenditures                                                           (5,051)            (2,602)
   Purchases of investments                                                     (189,141)          (124,751)
   Sales and maturities of investments                                           132,181            103,730
   Other, net                                                                         --             (4,407)
-----------------------------------------------------------------------------------------------------------
      Net cash used by investing activities                                      (62,011)           (28,030)
-----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Proceeds from exercise of stock options                                         4,438                775
   Redemption of notes payable                                                    (5,469)           (14,000)
   Redemption of preferred stock                                                      --           (130,000)
   Payments under capital leases                                                  (1,903)            (3,745)
-----------------------------------------------------------------------------------------------------------
       Net cash used by financing activities                                      (2,934)          (146,970)
-----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                             132,433            (65,747)
Cash and cash equivalents at beginning of period                                 198,632            332,882
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                     $ 331,065          $ 267,135
===========================================================================================================